UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2020

Cboe Global Markets, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices, including Zip Code)

(312) 786-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CBOE	CboeBZX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on December 10, 2019, Cboe Global Markets, Inc. (the “Company”) announced that one of its wholly-owned subsidiaries has entered into a definitive agreement to acquire all of the outstanding shares of stock of European Central Counterparty N.V. (“EuroCCP”), other than the shares of EuroCCP already owned by a subsidiary of the Company (the “Transaction”). The consummation of the Transaction is subject to the satisfaction or waiver of conditions precedent including (i) the receipt of required regulatory clearances and approvals and (ii) the successful implementation of a supporting liquidity facility at the EuroCCP clearing entity level. To accommodate this facility at the EuroCCP level, certain amendments were necessary to the Company’s existing Term Loan Agreement (as defined below) and Revolving Credit Agreement (as defined below). These amendments are described below.

On May 29, 2020, the Company, as borrower, entered into an amendment (the “Term Loan Amendment”) to the Term Loan Credit Agreement dated as of March 22, 2018 (as amended, the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent and initial lender, and certain other lenders named therein.  Also on May 29, 2020, the Company, as borrower, entered into an amendment (the “Revolving Credit Agreement Amendment”) to the Credit Agreement dated as of December 15, 2016, (as amended, the “Revolving Credit Agreement”) among Bank of America, N.A., as administrative agent and as swing line lender, certain other lenders named therein.

The Term Loan Amendment and the Revolving Credit Agreement Amendment, among other items:

•	Modified the negative covenants to permit liens on assets of the EuroCCP settlement and clearing business that secures indebtedness incurred in support of its settlement and clearing activities, and permit the Company’s subsidiaries to incur such indebtedness, provided that such amounts are repaid within 35 days;
•	Added provisions to provide that the London Interbank Offered Rate (LIBOR), as used in the Term Loan Agreement and Revolving Credit Agreement, may be succeeded by one or more secured overnight financing rates (SOFR) published by the Federal Reserve Bank of New York or another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar agreements; and
•	Modified certain other provisions to reflect current market practice.

Certain of the lenders under the Term Loan Agreement and the Revolving Credit Agreement and their affiliates (1) have provided, and may in the future provide, investment banking, underwriting, trust or other advisory or commercial services to the Company and its subsidiaries and affiliates or (2) are our customers, including trading permit holders, trading privilege holders, participants and members, and engage in trading activities on Company markets.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment and the Revolving Credit Agreement Amendment, which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Term Loan Credit Agreement, dated as of May 29, 2020, by and among Cboe Global Markets, Inc., Bank of America, N.A., as administrative agent, and the lender parties thereto

10.2	Amendment No. 1 to Credit Agreement, dated as of May 29, 2020, by and among CBOE Holdings, Inc., Bank of America, N.A., as Administrative Agent and as Swing Line Lender, the lender parties thereto

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cboe Global Markets, Inc.

Date: June 3, 2020	By:	/s/ Brian N. Schell
Brian N. Schell Executive Vice President, Chief Financial Officer and Treasurer